Exhibit 10.3

THERMOENERGY CORPORATION
VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of this 19th  day of November, 2009, by and among ThermoEnergy Corporation, a Delaware corporation (the “Company”), The Quercus Trust (“Quercus”), Empire Capital Partners, LP and its affiliates (“Empire”), Focus Fund, L.P. (“Focus”) and Robert S. Trump (“Trump” and with Quercus, Empire and Focus, collectively referred to herein as the “Series B Preferred Stockholders”), .

Witnesseth

Whereas, the Series B Preferred Stockholders are the beneficial owners of the majority of the outstanding shares of the Series B Convertible Preferred Stock, $.01 par value, of the Company (the “Series B Preferred Stock”);

Whereas, the Series B Preferred Stockholders acquired their shares of Series B Preferred Stock pursuant to the terms of the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”);

Whereas, the Certificate of Designation for the Series B Preferred Stock provides that the holders of Series B Preferred Stock are entitled to elect four (4) directors to the Board of Directors of the Company (the “Series B Directors”); and

Whereas, in connection with the Purchase Agreement, the Series B Preferred Stockholders have agreed to provide for the future voting of their shares of the Series B Preferred Stock for the Series B Directors as set forth below.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

AGREEMENT

1.	Voting.

1.1           Series B Preferred Stockholders Voting Agreement; the Shares.  The Series B Preferred Stockholders agree to hold all their shares of Series B Preferred Stock registered in their respective names or beneficially owned by such stockholder as of the date hereof and any and all other shares of Series B Preferred Stock legally or beneficially acquired by such stockholder after the date hereof subject to, and to vote all such shares of Series B Preferred Stock in accordance with, the provisions of this Agreement.  For purposes of this Agreement, “Shares” shall mean shares of Series B Preferred Stock held by the Series B Preferred Stockholders.

1.2           Election of Series B Directors.  On all matters relating to the election and removal of the Series B Directors, the Series B Preferred Stockholders agree to vote all the Series B Preferred Stock held by them (or to consent pursuant to an action by written consent of the holders of the Series B Preferred Stock of the Company) so as to maintain the authorized size of the Company’s Board of Directors at seven (7) members, consisting of four (4) Series B Directors and three (3) directors to be elected by the holders of the Company’s common stock and to elect such Series B Directors as follows:

1.

(a)           So long as shares of Series B Preferred Stock remain outstanding, the Series B Preferred Stockholders shall vote all of their respective shares of Series B Preferred Stock so as to elect three (3) Series B Directors to be designated by Quercus (the “Quercus Series B Directors”) and one (1) Series B Director to be designated by Trump (the “Trump Series B Director”), or their respective designees.  The initial Quercus Series B Directors shall be David Anthony, Joseph Bartlett and David Gelbaum.  The initial Trump Series B Director shall be Shawn Hughes.  Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a).  Upon the request of any party entitled to designate a Series B Director as provided in this Section 1.2(a), each Series B Preferred Stockholder agrees to vote its Series B Preferred Stock for the removal of such Series B Director.

(b)           Any Series B Director may be removed from the Company’s Board of Directors or any committee thereof only upon the vote or written consent of the Series B Preferred Stockholder entitled to designate such Series B Director as provided herein and each holder of Series B Preferred Stock shall take all action reasonably necessary, including voting their Shares, to remove any such Series B Director.

1.3           No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, shareholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.4           Failure to Designate Board Member. In the absence of any designation from the persons or groups with the right to designate a director as specified above, the Series B Director previously designated by them and then serving shall be re-elected if still eligible to serve as provided herein.

1.5           Legend.

(a)           Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY.  ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT.  A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)           The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent the Shares theretofore represented by a certificate carrying the Legend.

1.6           Successors.  The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares.  The Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were Querus, Empire, or Trump, as applicable.

1.7           Other Rights.  Except as provided by this Agreement or any other agreement entered into in connection with the Purchase Agreement, each Series B Preferred Stockholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Series B Preferred Stock.

1.8           Proxy.  Each party to this Agreement hereby constitutes and appoints the President and Secretary of the Company, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Company’s Board of Directors in accordance herewith, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Company’s Board of Directors determined pursuant to and in accordance with the terms and provisions of this Agreement.  The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 2 hereof.  Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 2 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.	Termination.

2.1           This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a)           the conversion of all of the outstanding shares of Series B Preferred Stock held by the Series B Preferred Stockholders;

(b)           upon a liquidation of the Company; and

(c)           the date as of which the parties hereto terminate this Agreement by written consent of the holders of a majority of the Shares.

3.	Miscellaneous.

3.1           Ownership.  The Series B Preferred Stockholders represent and warrant to each other that (a) such Series B Preferred Stockholder now owns its respective Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Series B Preferred Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such stockholder enforceable in accordance with its terms.

3.2           Further Action.  If and whenever Shares held by a Series B Preferred Stockholder are sold, such stockholder or the personal representative of such stockholders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of such Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

3.3           Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable.  If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state or federal courts sitting in, or having jurisdiction over, Dover, Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

3.5           Amendment or Waiver.  This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (i) the Company, and (ii) holders of a majority of the Shares.  Any amendment or waiver so affected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

3.6           Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7           Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives, and to such additional individuals or entities that may become shareholders of the Company and that become parties hereto.

3.8           Additional Shares.  In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Shares subject to this Agreement, as the case may be, for purposes of this Agreement.  Should, after the date hereof, any person become a holder of capital stock of the Company who is not a party to this Agreement, the Company covenants that, in connection with such event, the Company shall require such party to execute a counterpart signature page to this Agreement.

3.9           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

3.10           Waiver.  No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.11           Attorney’s Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.12           Notices.  Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.  All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.13           Manner of Voting.     The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

3.14           Further Assurances; Interpretation.       At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. All capitalized terms not otherwise defined herein shall have the same definition as assigned to such term in the Purchase Agreement.

3.15           Entire Agreement.  This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits and Schedules thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

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In Witness Whereof, the parties hereto have executed this Voting Agreement as of the date first above written.

COMPANY:

ThermoEnergy Corporation

By:	/s/ Dennis C. Cossey
Dennis C. Cossey
Chairman and CEO

124 West Capital Avenue, Suite 880
Little Rock, Arkansas 72201

Telephone: (501) 376-6477
Facsimile: (501) 375-5249

With a copy to:

Nixon Peabody LLP
Attn.: William E. Kelly, Esq.
100 Summer Street
Boston, Massachusetts 02110

Telephone: (617) 345-1195
Facsimile: (866) 743-4899

VOTING AGREEMENT
SIGNATURE PAGE

QUERCUS:

The Quercus Trust

/s/ David Gelbaum
David Gelbaum
Trustee

2309 Santiago Drive
Newport Beach, California 92660

With a copy to:

Joseph P. Bartlett, Esq.
1900 Avenue of the Stars, Suite 2100
Los Angeles, California  90067

Telephone:  (310) 201-7481
Facsimile:  (310) 201-2380

VOTING AGREEMENT
SIGNATURE PAGE

EMPIRE:

Empire Capital Partners, lp			Empire Capital Partners, ltd
By: Empire gp, llc, its General Partner			By: Empire Capital Management, llc,
its Investment Manager

By:	/s/ Peter J. Richards
	Peter J. Richards	By:	/s/ Peter J. Richards
Peter J. Richards
Empire Capital Partners Enhanced Master Fund, ltd
By: Empire Capital Management, llc,
its Investment Manager

By:	/s/ Peter J. Richards		/s/ Peter J. Richards
	Peter J. Richards		Peter J. Richards

/s/ Scott A. Fine
Scott A. Fine

c/o J. Markham Penrod
Empire Capital Management, LLC
One Gorham Island, Suite 201
Westport,  Connecticut 06880

Telephone:  (203) 454-6925
Facsimile:  (203) 454-1539
VOTING AGREEMENT
SIGNATURE PAGE

FOCUS:

Focus Fund, l.p.

By:	/s/ J. Winder Hughes III
J. Winder Hughes III

Hughes Capital
P.O. Box 389
Ponte Vedra, Florida 32004

Telephone: (904) 612-4452

VOTING AGREEMENT
SIGNATURE PAGE

TRUMP:

/s/ Robert S. Trump
Robert S. Trump

Trump Management Inc.
89 10th Street
Garden City, New York 11530

Telephone: (516) 746-6194

VOTING AGREEMENT
SIGNATURE PAGE